                                                                 Exhibit 3.154

================================================================================

                                STATE OF FLORIDA

                               [GRAPHIC OMITTED]

                              Department of State

I certify from the records of this office that MADDUX PUBLISHING, INC., is a corporation organized under the laws of the State of Florida, filed on October 19, 1983.

The document number of this corporation is G66717.

I further certify that said corporation has paid all fees and penalties due this office through December 31, 1998, that its most recent annual report was filed on February 16, 1998, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

                                                Given under my hand and the
                                             Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                Nineteenth day of June, 1998

[SEAL OF THE STATE OF FLORIDA OMITTED]

                                                   /s/ Sandra B. Mortham

                                                     Sandra B. Mortham
                                                     Secretary of State

================================================================================

                       BY-LAWS OF MADDUX PUBLISHING, INC.

                                   ARTICLE I
                  NAME, REGISTERED OFFICE AND REGISTERED AGENT

            Section 1. NAME. The name of this Corporation is MADDUX PUBLISHING, INC.

            Section 2. REGISTERED OFFICE AND REGISTERED AGENT. The address of the registered office of the Corporation shall be One Beach Drive, SE, Suite 205, St. Petersburg, Pinellas County, Florida.

            The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Corporation may require.

                                   ARTICLE II
                              SEAL AND FISCAL YEAR

            Section 1. SEAL. The seal of this Corporation shall have inscribed on it the name of this Corporation, the date of its organization and the words "Corporate Seal, State of Florida."

            Section 2. FISCAL YEAR. The fiscal year of this Corporation shall be determined by the Board of Directors upon filing the tax return of the Corporation.

                                  ARTICLE III
                            MEETING OF STOCKHOLDERS

            Section 1. ANNUAL MEETING. The annual meeting of Stockholders shall be held at the principal office of the Corporation, in the City of St. Petersburg, County of Pinellas, State of Florida, or at such other places as the Board of Directors may from time to time determine, either within or without the State of Florida in the month of June of each year, and at such time as the Directors may designate. The Secretary shall serve personally, or by mail, a written notice thereof, not less than 20 days nor more than 45 days previous to such meeting, addressed to each stockholder at his address as it appears on the stock book; but at any meeting at which all Stockholders shall be present, or of which all Stockholders not present have waived notice in writing, the giving of notice as above required may be dispensed with. If the annual meeting of Stockholders be not held as herein prescribed, the election of Directors may be held at any meeting thereafter called pursuant to these By-Laws.

            Section 2. SPECIAL MEETINGS. Special meetings of Stockholders other than those regulated by Statute, may be called at any time by: the President; a majority of the Board of Directors; or the Secretary, upon the request of Stockholders owning at least 51% of the outstanding stock of the Corporation entitled to vote at such meeting. Notice of such meeting stating the purpose for which it is called shall be served personally or by mail by the Secretary not less than 7 days before the date set for such meeting. If mailed, it shall be directed to a Stockholder at his address as it appears on the stock book; but at any meeting of which all Stockholders shall be present, or of which Stockholders not present have waived notice in writing, the giving of notice as above described may be dispensed with. No business other than that specified in the call for the meeting, shall be transacted at any meeting of the Stockholders, except upon the unanimous consent of all the Stockholders entitled to notice thereof. Special meetings may be held within or without the State of Florida.

            Section 3. ADJOURNMENTS. Any meeting of shareholders may be adjourned. Notice of the adjourned meeting or of the business to be transacted there, other than by announcement at the meeting at which the adjournment is taken shall not be necessary. If, however, after the adjournment the board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 2 hereof to each shareholder of record on the new record date entitled to vote at such meeting. At an adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting originally called.

            Section 4. INFORMAL ACTION BY SHAREHOLDERS. Any action that may be taken at a shareholders' meeting may be taken without a meeting if a consent in writing, setting forth the action, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and filed with the Secretary of the corporation. Within ten (10) days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing to such action taken.

            Section 5. VOTING. At all meetings of the Stockholders, each Stockholder of the Corporation shall be entitled at each proposal presented at the meeting, to one vote for each share of voting stock recorded in the name of such Stockholder on the books of the company. All voting may be viva voce, but any qualified voter may demand a stock vote whereupon such stock vote shall be taken by ballot, each of which shall state the name of the Stockholder voting and the number of shares voted by him. Votes may be cast in person or by written authorized proxy. Any ballot including proxy shall state the name of the shareholder on such proxy in order to be valid.

            Section 6. PROXY. Each proxy must be executed in writing by the Stockholder of the Corporation, or his duly authorized attorney in fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration.

            Section 7. QUORUM. The presence in person or by proxy of the holders of a majority of the shares outstanding and entitled to vote shall constitute a quorum at shareholders' meetings, but in no event can a quorum consist of less than one-third (1/3) of the shares entitled to vote. At a duly organized meeting shareholders present can continue to do business until adjournment even though enough shareholders withdraw to leave less than a quorum. The affirmative vote of a majority of the shares present and entitled to vote shall be the act of the shareholders.

            Section 8. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice or to vote at the meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made, as provided herein, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.

            Section 9. VALIDATION. When Stockholders who hold four-fifths of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

            Section 10. ORDER OF BUSINESS. The annual meeting of the Stockholders shall proceed as follows:

                  A.    Calling meeting to order.
                  B.    Proof of mailing notice of meeting or waiver of notice.
                  C.    Reading of Minutes of last previous annual meeting.
                  D.    Reports of officers.
                  E.    Reports of committees.
                  F.    Election of directors.
                  G.    Miscellaneous business.

                                   ARTICLE IV
                               BOARD OF DIRECTORS

            Section 1. NUMBER. The affairs and business of this Corporation shall be managed and its corporate powers exercised by a Board of Directors composed of not less than one (1), nor more than five (5) directors, who need not be stockholders of record. All of the directors shall be of full age and at least one of such directors shall be a citizen of the United States.

            Section 2. HOW ELECTED. At the annual meeting of Stockholders, the one (1) person receiving a plurality of the votes cast shall be the director and shall constitute the Board of Directors until the next annual meeting of the Stockholders and election and qualification of their successors.

            Section 3. TERM OF OFFICE. The term of office of each of the directors shall be one (1) year, and thereafter until his successor has been elected and qualified.

            Section 4. DUTIES. The affairs and business of this Corporation shall be managed and its corporate powers exercised by a Board of Directors composed of one (1) member who need not be a Stockholder of record. All of the Directors shall in all cases act as a Board, regularly convened, by majority vote, and they may adopt such rules and regulations for the conduct of their meetings and the management of the company as they may deem proper, not inconsistent with these By-Laws, the Articles of Incorporation, and the Laws of the State of Florida.

            Section 5. DIRECTORS' MEETINGS. Regular meetings of the Board of Directors shall be held immediately following the meetings of the Stockholders, and at such other times as the Board of Directors may determine. Special meetings of the Board of Directors may be called by the President at any time, and shall be called by the President or the Secretary upon the written request of two (2) directors. Directors' meetings may be held within or without the State of Florida.

            Section 6. ANNUAL MEETING. The Board of Directors shall meet each year immediately after the annual meeting of the shareholders at the place that meeting has been held to elect officers and consider other business.

            Section 7. NOTICE OF MEETINGS. Notice of meetings, other than the regular annual meeting, shall be given by service upon each director in person, or by mailing to him at his last known post office address, at least 7 days before the date therein designated for such meeting including the day of mailing, of a written or printed notice thereof specifying the time and place of such meeting, and the business to be brought before the meeting, and no business other than that specified in such notice shall be transacted at any special meeting. At any meeting at which every member of the Board of Directors shall be present, although held without notice, any business may be transacted as if the meeting had been duly called.

            Section 8. VOTING RIGHTS. Subject to the provisions of the laws of the State of Florida and to the Articles of Incorporation dealing with cumulative voting, each holder of capital stock in this corporation shall be entitled to each shareholders' meeting to one (1) vote for every share of stock standing in his name on the books of the corporation; but transferees of shares that are transferred on the books of the corporation within ten (10) days next preceding the date set for a meeting shall not be entitled to notice of or to vote at the meeting.

            Section 9. VACANCIES. Vacancies in the Board occurring between annual meetings shall be filled for the unexpired portion of the term by majority vote of the remaining directors.

            Section 10. REMOVAL OF DIRECTORS. Any one or more of the Directors may be removed either with or without cause, at any time by a vote of the Stockholders holding 51 percent (51%) of the stock, at any special meeting called for the purpose.

            Section 11. WAIVER OF NOTICE. Whenever by statute, the provisions of the Articles of Incorporation or these By-Laws, the Stockholders or the Board of Directors are authorized to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice, or, in the case of a Stockholder, by his attorney in fact thereunto authorized.

            Section 12. QUORUM. At any meeting of the Board of Directors, a majority of the Board shall constitute a quorum for the transaction of business, but in the event of a quorum not being present, a less number may adjourn the meeting to some future time, no more than seven (7) days later. The number of directors who shall be present at any meeting of the Board of Directors in order to constitute a quorum for the transaction of any business of any specified item of business shall be two (2) directors.

            If a quorum shall not be present at any meeting of the Board of Directors, those present may adjourn the meeting from time to time, until a quorum shall be present.

            Section 13. INFORMAL ACTION. If all the directors severally or collectively consent in writing to any action taken or to be taken by the corporation, and the writing or writings evidencing their consent are filed with the Secretary of the corporation, the action shall be as valid as though it has been authorized at a meeting of the Board.

            Section 14. EXECUTIVE COMMITTEE. The Board of Directors may, by resolution, designate two (2) or more of their number to constitute an Executive Committee, who, to the extent provided in such resolution, shall have and may exercise the powers of the Board of Directors.

            Section 15. STANDING OR TEMPORARY COMMITTEES. The Board of Directors may from time to time appoint two (2) or more of its own number to standing or temporary committees for such purposes as designated by the Board of Directors and invest such committees with such powers as it may see fit, subject to any conditions as may be prescribed by such Board. Said committee shall have all of the powers exercisable by the Board subject to any specific limitations by the Board. All committees so appointed shall keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the Corporation and shall report the same to the Board of Directors at its next meeting.

                                   ARTICLE V
                                    OFFICERS

            Section 1. OFFICERS. This Corporation shall have a President, a Vice-President, a Secretary and a Treasurer, and such other officers as shall be elected, from time to time by the Board. Any person may hold two or more offices.

            Section 2. ELECTION. All officers of the Corporation shall be elected annually by the Board of Directors at its meeting held immediately after the meeting of Stockholders, and shall hold office for the term of one (1) year, or until their successors are duly elected. Officers need not be members of the Board. The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

            Section 3. DUTIES OF OFFICERS. The duties and powers of the officers of the company shall be as follows:

            PRESIDENT. The President shall be the chief executive officer of the Corporation, shall have general and active management of the business and affairs of the Corporation subject to the directions of the Board of Directors, and shall preside at all meetings of the Stockholders and Board of Directors unless a Chairman is elected as one of the officers of the Corporation, in which case the Chairman of the Board shall preside.

            He shall present at each annual meeting of the shareholders and directors a report of the condition of the business of the Corporation.

            He shall cause to be called regular and special meetings of the Stockholders and directors in accordance with these By-Laws.

            He shall appoint and remove, employ and discharge, and fix the compensation of all servants, agents, employees and clerks of the Corporation other than the duly appointed officers, subject to the approval of the Board of Directors.

            He shall sign and make all contracts and agreements in the name of the Corporation and see that they are properly carried out.

            He shall see that the books, reports, statements and certificates required by the Statutes are properly kept, made and filed according to law.

            He shall enforce these By-Laws and perform all the duties incident to the position and office and which are required by the Laws of the State of Florida.

            VICE-PRESIDENT. The Vice-President shall, in the event that the President is absent or unable to render or perform his duties or exercise his powers as set forth in these By-Laws or in the acts under which this Corporation is organized, assume all of the rights, privileges, authority, duties, obligations and responsibilities of the President. The Board of Directors may, at their pleasure, omit the appointment of a person to the office of Vice-President.

            SECRETARY. The Secretary shall have custody of, and maintain, all of the corporate records except the financial records; shall record the minutes of all meetings of the Stockholders and Board of Directors, send out all notices of meetings, and perform such other duties as may be prescribed by the Board of Directors or President.

            He shall give and serve all notices of the Corporation.

            He shall keep the stock and transfer books in the manner prescribed by law, so as to show at all times the amount of capital stock, the manner and the time the same was paid in, the names of the owners thereof, alphabetically arranged, their respective places of residence, their post office addresses, the number of shares owned by each, the time at which each person became such owner, and the amount paid thereon; and keep such stock and transfer books open daily during business hours at the office of the Corporation or the office of the Resident Agent of the Corporation, subject to the inspection of any Stockholder of the Corporation, and permit such Stockholder to make extracts from said books at the expense of said Stockholder to the extent and as prescribed by law.

            He shall sign all certificates of stock.

            He shall present to the Board of Directors at their stated meetings all communications addressed to him officially by the President or any officer or shareholder of the Corporation. He shall attend to all correspondence and perform all the duties incident to the office of Secretary.

            TREASURER. The Treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render account thereof at the annual meetings of Stockholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President. He shall render to the President or the Board of Directors from time to time as may be requested an account of the financial condition of the Corporation.

            Section 4. BOND. The Treasurer shall, if required by the Board of Directors, give to the Corporation such security for the faithful discharge of his duties as the Board may direct.

            Section 5. VACANCIES, HOW FILLED. All vacancies in any office shall be filled by the Board of Directors without undue delay at its regular meeting or at a meeting specially called for that purpose. In the case of the absence of any officer of the Corporation or for any reason that the Board of Directors may deem sufficient, the Board may, except as specifically otherwise provided in these By-Laws, delegate the powers or duties of such officers to any other officer or director for the time being, provided 51 percent of the entire Board concur therein.

            Section 6. COMPENSATION OF OFFICERS. The officers shall receive such salary or compensation as may be determined by the Board of Directors.

            Section 7. REMOVAL OF OFFICERS. The Board of Directors may remove any officer by a majority vote, at any time with or without cause.

                                   ARTICLE V
                             CERTIFICATES OF STOCK

            Section 1. DESCRIPTION OF STOCK CERTIFICATES. The certificates of stock shall be numbered in the order in which they are issued. They should be in a book and shall be issued in consecutive order and a record of the name of the person owning the shares, with the date of issuance and number thereof, shall be kept by the Secretary. Such certificates shall exhibit the holder's name and the number of shares. They shall be signed by the President or Vice-President, and countersigned by the Secretary, assistant Secretary, Treasurer or Assistant Treasurer and sealed with the seal of the Corporation.

            Section 2. TRANSFER OF STOCK. The stock of the Corporation shall be assignable and transferable on the books of the Corporation only by the person in whose name it appears on said books, his legal representatives or by his duly authorized agent. In case of transfer by attorney, the power of attorney, duly executed and acknowledged, shall be deposited with the Secretary. In all cases of transfer, the former certificate must be surrendered up and canceled before a new certificate be issued. No transfers of stock shall be made in any manner which is inconsistent with the Security and Exchange Act of 1933 as amended.

            Section 3. LOST, STOLEN OR DESTROYED CERTIFICATES. The Corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate (a) makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; (b) requests the issue of a new certificate before the corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim; (c) gives bond in such form as the corporation may direct, to indemnify the corporation, the transfer agent, and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and (d) satisfies any other reasonable requirements imposed by the corporation.

            Section 4. REGISTERED STOCKHOLDERS. Registered Stockholders only shall be entitled to be treated by the Corporation as the holders in fact of the stock standing in their respective names, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Florida.

            Section 5. CLOSING OF TRANSFER BOOKS. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of Stockholders, or the date of payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not exceeding forty (40) days in connection with obtaining the consent of Stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors shall fix in advance a date, not exceeding forty (40) days preceding the date of any meeting of Stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, and the adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment or rights, or to exercise the rights in respect of any change, conversion, or exchange of capital stock or to give such consent without actually closing such transfer books, and in such case such shareholders, and only such shareholders as shall be Stockholders of record on the date fixed, shall be entitled to such notice of and to vote at such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any such record date fixed as aforesaid.

                                  ARTICLE VII
                                   DIVIDENDS

            Section 1. WHEN DECLARED. The Board of Directors shall by vote declare dividends from net earnings or from surplus of the assets over liabilities including capital, whenever, in their opinion, the condition of the Corporation affairs will render it expedient for such dividends to be declared. When the Board of Directors shall so determine, the dividends may be paid in stock.

                                  ARTICLE VIII
                                   AMENDMENTS

            Section 1. BY--LAWS. These By-Laws may be altered, amended, repealed or added to by the majority vote of the Board of Directors of this Corporation at any regular meeting of said Board, or at a special meeting of directors called for that purpose provided a quorum of the directors are present at such regular or special meeting. These By-Laws, and any amendments thereto, and new By-Laws added by the directors, may be amended, altered or replaced by the majority vote of the Stockholders at any annual or special meeting of the Stockholders.

            Section 2. ARTICLES OF INCORPORATION. The Articles of Incorporation may be altered, amended, repealed or added to by a two-thirds vote of the Board of Directors, and any rights of amendment conferred upon the shareholders is subject to this reservation. Such amendments shall be in compliance with the Laws of the State of Florida.

                                   ARTICLE IX
                              DISALLOWED EXPENSES

            Any payment to an officer and/or director of this Corporation (such as salary, commission, bonus, interest, rent, royalty, and reimbursement of entertainment expenses, etc.) which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer and/or director to this Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce recovery of any disallowed expense.

                                   ARTICLE X
                                    NOTICES

            Section 1. FORM. Whenever the provisions of the Statutes or these By-Laws require notice to be given to any director, officer or Stockholder, they shall not be construed to mean personal notice; such notice may be given in writing by depositing the same in a post office or letter box, in a post paid, sealed wrapper, addressed to such director, officer or Stockholder at his or her address as the same appears on the books of the Corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice.

            Section 2. WAIVER. A Waiver of any notice in writing, signed by a Stockholder, director or officer, whether before or after the time stated in said Waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or shareholder.

                                   ARTICLE XI
                                INDEMNIFICATION

            The corporation may be empowered to indemnify any officer or director, or any former officer or director, by a majority vote of a quorum of directors, or by a majority vote of a quorum of shareholders, who were not parties to such action, suit or proceeding, in the manner provided in Section
607.014 of the Florida Statutes, as amended. If such indemnification is authorized by the directors and shareholders, expenses incurred in defending such civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding in the manner described in Subsection 5 of Section 607.014 of the Florida Statutes, as amended, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless he or she is found to be entitled to such indemnification.

                                  ARTICLE XII
                                     LOANS

            No loans shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

                                  ARTICLE XIII
                         LONG-TERM EMPLOYMENT CONTRACTS

            The Board of Directors may authorize the corporation to enter into employment contracts with any executive officer for periods longer than one (1) year and any charter or By-Law provision for annual election shall be without prejudice to contract rights, if any, of the executive officer under such contracts.

                                  ARTICLE XIV
                               BOOKS AND RECORDS

            Section 1. BOOKS AND RECORDS. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committee of directors. It shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series, if any, of the shares held by each.

            Section 2. SHAREHOLDERS' INSPECTION RIGHTS. Any person who shall have been a holder of record of one quarter (1/4) of one percent (1%) of shares, or of voting trust certificates, therefor at least six (6) months immediately preceding his demand, or shall be the holder of record of, or the holder of record of voting trust certificates for, at least five percent (5%) of the outstanding shares of any class or series of a corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, its relevant books and records of accounts, minutes and records of shareholders and to make extracts therefrom.

            Section 3. FINANCIAL INFORMATION. Not later than four (4) months after the close of each fiscal or calendar year, this corporation shall prepare a balance sheet showing in reasonable detail the financial condition of the corporation as of the date of its fiscal or calendar year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal or calendar year.

            Upon written request of any shareholder or holder of voting trust certificate for shares of the corporation, the corporation shall mail to such shareholder or holder of voting trust certificates a copy of the most recent such balance sheet and profit and loss statement.

            The balance sheets and profit and loss statements shall be filed in the registered office of the corporation, kept for at least five (5) years, and shall be subject to inspections during business hours by any shareholder or holder of voting trust certificates, in person or by agent.

                                   ARTICLE XV
                               LOANS TO OFFICERS

            The corporation may lend money to, guarantee any obligation of, or otherwise assist any officer of the corporation, or of a subsidiary, including any officer who is a director of the corporation or of a subsidiary, when, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured or secured in such manner as the Board of Directors shall approve including, without limitation, a pledge of shares of stock of the corporation.

                                  ARTICLE XVI
                                    DEADLOCK

            A. Should deadlock, dispute or controversy arise among the shareholders or directors of the corporation in regard to matters of management and company policy or matters arising under the provisions of the charter and should the shareholders, by using their legal power and influence as shareholders, be unable to resolve such deadlock, dispute or controversy, the matter shall be submitted by the shareholders to arbitration.

            B. Should the shareholders or directors be unable to agree as to the scope of this provision or the application of this provision to the deadlock, dispute or controversy at issue, the scope and applicability of this provision shall be determined by the arbitrator.

            C. The shareholders shall then select an arbitrator within sixty
(60) days of the receipt of such notice of deadlock, upon a unanimous vote of the shares of stock outstanding and entitled to vote. The shareholders shall reserve the right to replace the arbitrator by unanimous vote of the shares outstanding and entitled to vote.

            D. Should the shareholders be unable to select an arbitrator or a successor arbitrator, the deadlock, dispute or controversy shall be resolved in accordance with the Florida Arbitration Code, Section 682 of the Florida Statutes.

            E. The decision of the arbitrator shall be final and binding upon all shareholders. The shareholders shall vote their shares as the arbitrator shall direct.

            F. To enforce those provisions, the arbitrator may obtain an injunction from a court having jurisdiction to direct the shareholders to vote as the arbitrator has determined.

            G. After arbitration and settlement, should matters in controversy continue to arise, the arbitrator shall determine when arbitration shall no longer reasonably resolve the deadlock, dispute or controversy. Upon the making of such a determination by the arbitrator, the objecting shareholder(s) shall offer for sale, first to the corporation and then to the remaining shareholders his or her stock interest in the corporation upon the terms of sale and methods of valuation provided for in these By-Laws. If the value or terms of sale be disputed, this matter shall be submitted to arbitration as provided in Article XVI hereinabove.

            H. The corporation and the remaining shareholder(s) shall each have sixty (60) days to exercise their option to purchase the shares of the objecting shareholder(s). Should the corporation or the remaining shareholder(s) refuse to exercise their option to purchase the shares of the objecting shareholders(s), the shareholder(s), upon the written demand of the objecting shareholder(s), shall unanimously vote to voluntarily dissolve the corporation. Should a shareholder refuse to vote his stock in this matter, the arbitrator may obtain an injunction from a court of competent jurisdiction to direct the shareholder to so vote.

                                  ARTICLE XVII
                              INTERESTED DIRECTORS

            A. No contract or other transaction between a corporation and one
(1) or more of its directors, or between a corporation and any other corporation, firm, association or other entity in which one or more of its directors are directors or officers or financially interested, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purposes:

            1. If the fact of such common directorship, officership or financial interest is disclosed or known to the Board or Committee, and the Board or Committee approves such contract or transaction by vote sufficient for such purpose without counting the vote or votes of such interested director or directors; or

            2. If such common directorship, officership or financial interest is disclosed or known to be shareholders entitled to vote thereon, and such contract or transaction is approved by vote of the shareholders; or

            3. If the contract or transaction if fair and reasonable as to the corporation at the time it is approved by the Board, a committee or the shareholders.

            B. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which approved such contract or transaction.

                     WAIVER OF NOTICE OF SPECIAL MEETING OF
                           SHAREHOLDERS AND DIRECTORS

            The undersigned, being the sole shareholder and sole director of MADDUX PUBLISHING, INC., a Florida Corporation, hereby waives all notice of the special meeting of said corporation, and hereby consents that August 29, 1986, shall be the date of said meeting, and that said meeting shall be held at One Beach Drive SE, Suite 205, St. Petersburg, Florida 33701, for the purpose of electing a Vice President of the Corporation, and for conducting such other business as may lawfully come before the special meeting.

            Dated this 29th day of August, 1986.

                                          /s/ Carlen Maddux
                                          -----------------
                                          CARLEN MADDUX